Exhibit 10.1

EINSTEIN NOAH RESTAURANT GROUP, INC.

EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS

Effective May 3, 2011

i

EINSTEIN NOAH RESTAURANT GROUP, INC.

EQUITY PLAN

FOR NON-EMPLOYEE DIRECTORS

The Board of Directors of Einstein Noah Restaurant Group, Inc., a Delaware corporation, hereby amends, restates and renames the Einstein Noah Restaurant Group, Inc. Stock Option Plan for (Non-Employee) Independent Directors as the Einstein Noah Restaurant Group, Inc. Equity Plan for Non-Employee Directors, effective May 3, 2011 (the “Effective Date”).

PURPOSES

The purposes of the Plan are to provide Non-Employee Directors of the Company added incentive to continue in the service of the Company and a more direct interest in the future success of the operations of the Company by granting to such Non-Employee Directors Options to purchase shares of the $.001 par value common Stock of the Company, shares of Restricted Stock of the Company and Restricted Stock Units upon the terms and conditions described below.

ARTICLE I

GENERAL

1.1 Definitions.

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

1.2 “Award” means, individually or collectively, a grant under this plan of Nonqualified Stock Options, Restricted Stock and Restricted Stock Units.

1.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Non-Employee Director setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Non-Employee Director describing the terms and provisions of such Award, including any amendment or modification thereof. The Board may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Non-Employee Director. The Board shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

1.4 “Board” means the Board of Directors of the Company.

1.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

1.6 “Company” means the Einstein Noah Restaurant Group, Inc. and any successor thereto.

1.7 “Dividend Equivalent” means a credit, made at the discretion of the Committee or as provided for under an Award Agreement, to the account of a Participant in an amount equal to the dividends paid on one Share for each Share represented by an Award held by such Participant.

1.8 “Effective Date” has the meaning set forth in the first paragraph.

1.9 “Fair Market Value” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Board in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded.

1.10 “Holder” means a Non-Employee Director to whom an Award is granted.

1.09 “Non-Employee Director” means an individual who (a) is a member of the Board and (b) is not an employee of the Company.

1.10 “Nonqualified Stock Option” or “Option” means an Award granted to a Non-Employee Director pursuant to Article III, which Award does not satisfy the requirements of Section 422 of the Code.

1.11 “Restricted Stock” means an Award granted pursuant to Article IV.

1.12 “Restricted Stock Unit” means an Award granted pursuant to Article IV.

1.13 “Stock” means a share of common stock of the Company.

ARTICLE II

PLAN ADMINISTRATION

2.1 Duties and Powers of Board. The Plan shall be administered by the Board. The Board shall conduct the general administration of the Plan in accordance with its provisions. The Board’s duties and powers shall include, but not be limited to, the power to interpret the Plan and any Award Agreement to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, to determine the rights of all Non-Employee Directors, Holders and other interested persons hereunder, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.

2.2 Professional Assistance and Good Faith Actions. All expenses and liabilities incurred by members of the Board in connection with the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board, the Company, and its officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding upon all Non-Employee Directors, the Company, and all other interested persons. No member of the Board shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE III

OPTIONS

3.1 Eligibility. The Non-Employee Directors on the Effective Date and each Non-Employee Director elected thereafter shall be eligible to receive Options to purchase Stock in accordance with Section 3.2 on the terms and conditions herein described.

3.2 Grant. In its sole discretion and from time to time, the Board shall determine the number of Options, if any, to grant each Non-Employee Director.

3.3 Terms. As soon as possible after the Board grants an Option to a Non-Employee Director under Section 3.2, the Secretary of the Company shall issue such Option and shall cause to be executed an Award Agreement for the number of Options granted, which shall be executed by such Non-Employee Director and an authorized officer of the Company. In the event of any inconsistency between the provisions of the Plan and any Award Agreement entered into hereunder, the provisions of the Plan shall govern. Options issued pursuant to the Plan shall have the following terms and conditions in addition to those set forth elsewhere herein:

(a) Number. The number of Options granted to a Non-Employee Director pursuant to Section 3.2, subject to adjustment as provided in Article V.

(b) Price. The price at which each share of Stock covered by an Option may be purchased by each Non-Employee Director shall be the Fair Market Value of the Stock on the date of grant, subject to adjustment as provided in Article V.

(c) Duration of Options. Except as otherwise provided in the applicable Award Agreement, the period within which each Option may be exercised shall expire five years from the date the Option is granted (the “Option Period”), unless terminated sooner pursuant to subsection (d) below or fully exercised prior to the end of such period.

(d) Termination of Option Prior to End of Option Period. Except as otherwise provided in the applicable Award Agreement, the Option shall terminate prior to the end of the Option Period in the following circumstances:

(i) If the Holder is removed as a director of the Company during the Option Period for cause (as determined by the Board in its absolute discretion), the Option shall be void thereafter for all purposes.

(ii) If the Holder dies during the Option Period while serving as a director, the Option may exercised by those empowered to do so under the Holder’s will or by the then applicable laws of descent and distribution within twelve months following the Holder’s death (if otherwise within the Option Period), but not thereafter.

(iii) If the Holder is no longer serving as a director of the Company, the Option may be exercised by the Holder within twelve months following the date the Holder is no longer serving as a director of the Company (if otherwise within the Option Period). After the expiration of such twelve month period, the Option shall be void thereafter for all purposes and may not be exercised.

(e) Transferability. Each Option granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution and shall be exercisable during the Holder’s lifetime only by the Holder or, in the event of disability or incapacity, by the Holder’s guardian or legal representative. The Holder’s guardian or legal representative shall have all of the rights of the Holder under this Plan.

(f) Exercise, Payments, etc.

(i) The method of exercising each Option granted shall be by delivery to the Company of written notice specifying the number of shares with respect to which the Option is exercised. The purchase of Stock pursuant to the Option shall take place at the principal office of the Company within thirty days following delivery of such notice, at which time the purchase price of the Stock shall be paid in full by any of the methods set forth in Section 3.3(f)(ii) or a combination thereof. The Option shall be exercised when the purchase price is paid in full. A properly executed certificate or certificates representing the Stock shall be delivered to the Holder upon payment therefor. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company may deliver a new Option Certificate evidencing the Option on the remaining shares on delivery of the outstanding Option Certificate for the Option being exercised.

(ii) The exercise price shall be paid by any of the following methods or any combination of such methods, at the option of the Holder: (A) cash, or (B) certified, cashier’s, or other check acceptable to the Company, payable to the order of the Company; or (C) delivery to the Company of certificates representing the number of shares of Stock then owned by the Holder, the Fair Market Value of which (determined as of the date the notice of exercise is delivered to the Company) equals the Fair Market Value of the Stock to be purchased pursuant to the Option, properly endorsed for transfer to the Company; or (D) by a cashless (broker-assisted) exercise.

(g) Commencement of Exercisability. Except as otherwise provided in the applicable Award Agreement, each Option shall become exercisable six (6) months after the Option is granted.

(h) Compliance with Certain Company Policies. The Holder shall comply at all times with the Company’s policy on trading securities of the Company as such policy is in effect from time to time.

ARTICLE IV

RESTRICTED STOCK/RESTRICTED STOCK UNITS

4.1 Eligibility. The Non-Employee Directors on the Effective Date and each Non-Employee Director elected thereafter shall be eligible to receive shares of Restricted Stock and Restricted Stock Units in accordance with Section 4.2 on the terms and conditions herein described.

4.2 Grant. In its sole discretion and from time to time, the Board shall determine the number of Restricted Shares and Restricted Stock Units, if any, to grant each Non-Employee Director.

4.3 Terms. As soon as possible after the Board grants shares of Restricted Stock or Restricted Stock Units to a Non-Employee Director under Section 4.2, the Secretary of the Company shall issue such grant of Restricted Stock or Restricted Stock Units and shall cause to be executed an Award Agreement for the number of shares of Restricted Stock or number of Restricted Stock Units granted, as applicable, which shall be executed by such Non-Employee Director and an authorized officer of the Company. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of shares of Stock but shall represent a promise to deliver a corresponding number of shares of Stock based upon the completion of service or such other terms and conditions as specified in the applicable Restricted Stock Unit Agreement. In the event of any inconsistency between the provisions of the Plan and any Award Agreement entered into hereunder, the provisions of the Plan shall govern. Restricted Stock or Restricted Stock Units issued pursuant to the Plan shall have the following terms and conditions as set forth in the Award Agreement, in addition to those set forth elsewhere herein:

(a) Number. The number of shares of Restricted Stock (or the number of Restricted Stock Units) granted to a Non-Employee Director pursuant to Section 4.2, subject to adjustment as provided in Article. Each Restricted Stock Unit shall correspond in amount and value to one share of Stock.

(b) Vesting. A grant of Restricted Stock or Restricted Stock Units shall vest and become nonforfeitable over a service period, as determined by the Board (“Vesting Period”) and set forth in the applicable Award Agreement; provided, however, that a grant of Restricted Stock or Restricted Stock Units may be vested upon grant.

(c) Settlement of Restricted Stock Units. Except as otherwise provide in the applicable Award Agreement, Restricted Stock Units shall be settled and paid in shares of Stock on the date the Restricted Stock Units vest and become nonforfeitable, such later date as specified in the Restricted Stock Unit Agreement or such date as specified in a deferral agreement entered into between the Non-Employee Director and the Board which deferral agreement will include such terms and conditions as the Board determines in its sole discretion.

(d) Impact of Termination of Directorship During Vesting Period. Except as otherwise provide in the applicable Award Agreement, if a Holder ceases to be a Non-Employee Director during the Vesting Period, then the following shall apply:

(i) If the Holder is removed as a director of the Company during the Vesting Period for any reason other than death, any non-vested shares of Restricted Stock or non-vested Restricted Stock Units, as applicable, shall be forfeited and void thereafter for all purposes.

(ii) If the Holder dies during the Vesting Period while serving as a Non-Employee Director, the shares of Restricted Stock shall vest and become nonforfeitable and Restricted Stock Units shall vest and be settled, as applicable.

(e) Transferability. Each share of Restricted Stock and each Restricted Stock Unit granted under the Plan shall not be transferable by the Holder other than by will or the laws of descent and distribution. The Holder’s guardian or legal representative shall have all of the rights of the Holder under this Plan.

(f) Voting Rights. A Holder shall have voting rights in accordance with the following:

(j) Unless otherwise determined by the Board and set forth in a Non-Employee Director’s Restricted Stock Award Agreement, to the extent permitted or required by law, as determined by the Board, a Non-Employee Director holding shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Vesting Period.

(ii) A Non-Employee Director shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the shares of Stock corresponding to any Restricted Stock Units granted hereunder.

(g) Dividend Rights/Dividend Equivalents. A Holder shall be entitled to dividends or dividend equivalents in accordance with the following:

(i) Unless otherwise determined by the Board and set forth in a Non-Employee Director’s Restricted Stock Award Agreement, a Non-Employee Director shall be entitled to receive dividends declared on shares of Restricted Stock granted to the Non-Employee Director with such dividends paid to the Non-Employee Director at the same time and in the same manner as paid to individuals who hold shares of Stock as of the applicable dividend record date.

(ii) Unless otherwise determined by the Board and set forth in a Non-Employee Director’s Restricted Stock Award Agreement, a Non-Employee Director shall be entitled to receive dividend equivalents based on the dividends declared on shares of Stock that are subject to the Restricted Stock Units granted to the Non-Employee Director with such dividend equivalents paid to the Participant at the same time and in the same manner as dividends are paid to individuals who hold shares of Stock as of the applicable dividend record date.

(h) Compliance with Certain Company Policies. The Holder shall comply at all times with the Company’s policy on trading securities of the Company as such policy is in effect from time to time.

ARTICLE V

STOCK SUBJECT TO THE PLAN

5.1 Number of Shares. A total of 500,000 shares are authorized for issuance under the Plan in accordance with the provisions of the Plan. This authorization may be further increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, such stockholder approval is required. Shares of Stock that may be issued upon the exercise of Options, the vesting of Restricted Stock and the settlement of Restricted Stock Units shall be applied to reduce the maximum number of shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options, Restricted Stock and Restricted Stock Units are outstanding retain as authorized and unissued Stock, or as treasury Stock, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

5.2 Unused and Forfeited Stock. Any shares of Stock that are subject to an Option, a grant of Restricted Stock, or Restricted Stock Units under this Plan that are not used because the terms and conditions of the Option, Restricted Stock, or Restricted Stock Units are not met, including any shares that are subject to an Option, Restricted Stock grant or Restricted Stock Units that expire or is terminated for any reason, shall automatically become available for use under the Plan. Any shares of Stock that are used to pay the Option Price of an Option or the withholding obligation related to the exercise of an Option, the vesting of Restricted Stock or the settlement of Restricted Stock Units shall not become available for the grant of Options under the Plan.

5.3 Adjustments for Stock Split, Stock Dividends, Etc. If the Company shall at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner (in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Options, Restricted Stock and Restricted Stock Units may be granted under the Plan; and (ii) the shares of Stock then subject to each outstanding Option, Restricted Stock and Restricted Stock Units.

5.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution to the holders of Stock payable in securities of another corporation or other property (except money or Stock), no Holder shall be entitled to any part of such securities or other property.

5.5 Other Changes in Stock. If there shall be any change, other than as specified in Sections 5.3 and 5.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Board shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options, Restricted Stock or Restricted Stock Units or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, Restricted Stock or Restricted Stock Units, then such adjustments shall be made by the Board (in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

5.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then subject to an Option, Restricted Stock or Restricted Stock Units held by any Holder of the particular class of Stock involved, the Stock or other securities which the Holder would have been entitled to subscribe for if immediately prior to such grant the Holder had exercised his entire

Option, vested in his Restricted Stock or received payment under his Restricted Stock Units, as applicable. If, upon exercise of any such Option, vesting of any such Restricted Stock or payment under any such Restricted Stock Units, the Holder subscribes for the additional Stock or other securities, the Holder shall pay to the Company the price that is payable by the Holder for such Stock or other securities.

5.7 General Adjustment Rules. No adjustment or substitution provided for in this Article V shall require the Company to issue a fractional share under any Option and the total substitution or adjustment with respect to each Option shall delete any fractional share. In the case of any such substitution or adjustment, such Option shall be equitably adjusted by the Board in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D).

5.9 Determination by the Board, Etc. Adjustments under this Article V shall be made by the Board in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D), whose determinations with regard thereto shall be final and binding.

ARTICLE VI

CORPORATE REORGANIZATION; CHANGE OF CONTROL

6.1 Adjustment of Awards. Upon the occurrence of a Corporate Transaction (as defined in Section 6.3), the Board shall take any one or more of the following actions with respect to outstanding Awards:

(a) Provide that any or all Options shall become fully exercisable regardless of whether all conditions of exercise have been satisfied, that any or all shares of Restricted Stock shall become fully vested regardless of whether all conditions of vesting have been satisfied and that any or all Restricted Stock Units shall become fully vested and shall be settled regardless of whether all conditions of vesting and settlement have been satisfied;

(b) Provide that any Options, shares of Restricted Stock and Restricted Stock Units that are outstanding at the time the Corporate Transaction is closed shall expire at the time of the closing;

(c) Provide that any Options that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Non-Employee Director holding such cancelled Option shall receive in exchange therefore (determined in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction less the per share exercise price set forth in the Non-Employee Directors’ Option, multiplied by the number of shares of Stock purchasable under the Option; or (b) the fair market value, as determined by the Board in its sole discretion in accordance with the requirements of Code §409A, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, less the exercise price set forth in the Non-Employee Directors’ Option, multiplied by the number of shares of Stock purchasable under the Option;

(d) Provide that any shares of Restricted Stock that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Non-Employee Director holding such cancelled shares of Restricted Stock shall receive in exchange therefore a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction multiplied by the number of shares of Restricted Stock or (b) the Fair Market Value, as determined by the Board in its sole discretion, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, multiplied by the number of shares of Restricted Stock;

(e) Provide that any Restricted Stock Units that are outstanding at the time the Corporate Transaction is closed shall be cancelled and the Non-Employee Director holding such cancelled Option shall receive in exchange therefore (determined in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D)) a cash payment equal to the greater of (a) the Fair Market Value of a share of Stock measured on the date immediately prior to the date of the Corporate Transaction, multiplied by the number of shares of Stock subject to the Restricted Stock Units; or (b) the fair market value, as determined by the Board in its sole discretion in accordance with the requirements of Code §409A, of the cash, securities or other consideration into which a share of Stock is to be exchanged pursuant to the Corporate Transaction, multiplied by the number of shares of Stock subject to the Restricted Stock Units.

(f) Provide for the assumption or substitution of any or all Options, shares of Restricted Stock or Restricted Stock Units as described in Section 6.2;

(g) Make any other provision for outstanding Options, shares of Restricted Stock and Restricted Stock Units as the Board deems appropriate in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D); and

The Board need not take the same action with respect to all outstanding Options, shares of Restricted Stock or Restricted Stock Units or to all outstanding Options, shares of Restricted Stock or Restricted Stock Units, of the same type.

6.2 Assumption or Substitution of Options. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the outstanding Awards or the substitution of new Awards for the outstanding Awards on terms comparable to such outstanding Awards in accordance with the rules governing modifications, extensions, substitutions and assumptions of stock rights described in Treas. Reg. §1.409A-1(b)(5)(v)(D).

6.3 Corporate Transaction. A Corporate Transaction shall include the following:

(a) Merger; Reorganization. The merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or

(b) Sale. The sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company);

(c) Liquidation. The dissolution or liquidation of the Company;

(d) Change of Control. A “Change in Control” means the occurrence of one or more of the following events:

(i) The acquisition by any Person, directly or indirectly, (other than Greenlight Capital, L.L.C. and its affiliates) of Beneficial Ownership of 50% or more of either (A) the then-outstanding Shares (“Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 6.3(d) the following acquisitions shall not constitute a Change in Control:

(A) any acquisition by the Company,

(B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company,

(C) any entity directly or indirectly controlled by or, is under common control with, the Company, or

(D) any acquisition by any entity pursuant to a transaction that complies with Sections 6.3(d) (iii)(A), (B) and (C).

(ii) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company and/or any entity controlled by the Company, or a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any entity controlled by the Company (each, a “Business Combination”), in each case, provided, however, that, for purposes of this Section 6.3(d) a Business Combination shall not constitute a Change in Control if following the Business Combination:

(A) all or substantially all of the individuals and entities that were the Beneficial Owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; and

(B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and

(C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

(v) Any event or circumstance constituting a “Change in Control” under any documentation evidencing or governing any indebtedness of the Company in a principal amount in excess of $10.0 million shall occur which results in an obligation of the Company to prepay (by acceleration or otherwise purchase, offer to purchase, redeem or defease all or a portion of such indebtedness).

For the purposes of this definition of “Change in Control” only, any Person other than the Greenlight Capital, L.L.C. and its affiliates shall be deemed to be the current beneficial owner of any shares of voting Shares of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion of any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant; or

(e) Other Transactions. Any other transaction that the Board determines by resolution to be a Corporate Transaction.

ARTICLE VII

GENERAL PROVISIONS

7.1 Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. No Options granted after the Effective Date shall be exercised under the Plan prior to approval of the Plan by the Company’s stockholders.

7.2 Termination of Plan. The Plan shall terminate whenever the Board adopts a resolution to that effect. After termination, no additional Awards shall be granted under the Plan, but Options outstanding at the time of the Plan termination may continue to be exercised in accordance with their terms.

7.3 Amendments, Etc. The Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension, or termination shall impair any Option, Restricted Stock or Restricted Stock Units theretofore granted under the Plan or deprive any Holder of any shares of Stock that he may have acquired through or as a result of the Plan without the consent of the Holder. The Company shall obtain the approval of stockholders to any amendment or modification of the Plan to the extent required by Rule 16b-3 under the Exchange Act (or any successor applicable rule) or by the listing requirements of the National Association of Securities Dealers, Inc. or any stock exchange on which the Company’s securities are quoted or listed for trading.

7.4 Treatment of Proceeds. Proceeds from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

7.5 Rights as Stockholders. Subject to Section Article IV, the Holders of Options, Restricted Stock, Restricted Stock Units shall not be, nor have any of the rights or privileges of, stockholders of the Company with respect to any shares of Stock purchasable upon the exercise of any part of an Option, shares transferred upon the vesting of Restricted Stock or any shares paid upon the settlement of any Restricted Stock Units, as applicable, unless and until certificates representing such shares of Stock have been issued by the Company to such Holders.

7.6 Conditions to Issuance of Stock Certificates. Stock shall not be issued with respect to an Option, Restricted Stock or Restricted Stock Units granted hereunder unless the exercise of such Option, the vesting of such Restricted Stock and the settlement of such Restricted Stock Units and the issuance and delivery of shares of Stock pursuant thereto shall comply with all relevant provisions of law, including the law of the Company’s state of incorporation, the Securities Act of 1933, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which the Stock may then be listed, and shall be further subject to the approval of the Company’s counsel with respect to such compliance. The Plan, the grant and exercise of an Option to purchase shares of Stock hereunder, the grant and vesting of shares of Restricted Stock hereunder and the grant, vesting and settlement of Restricted Stock Units, and the Company’s obligation to sell and deliver shares upon (i) the exercise of rights to purchase shares under an Option, (ii) the vesting of Restricted Stock and (iii) the vesting and settlement of Restricted Stock Units shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Company, be required.

7.7 No Right to Continued Membership on Board. Nothing in this Plan or in any Stock Option Agreement, Restricted Stock Agreement or Restricted Stock Unit Agreement hereunder shall confer upon any Non-Employee Director any right to continue as a director of the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any Non-Employee Director at any time for any reason whatsoever, with or without cause.

7.8 No Assignment. No right or interest of any Holder in an Option, shares of Restricted Stock and Restricted Stock Units granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Holder, either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

7.09 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

7.10 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not effect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

7.11 Rule 16b-3. This Plan is intended to comply with the requirements of Rule 16b-3 under the Exchange Act and any successor applicable rule so that grants under the Plan will satisfy the requirements of Rule 16b-3 under the Exchange Act. To the extent the Plan does not conform to such requirements, it shall be deemed amended to so conform without any further action on the part of the Board of Directors or stockholders.

EINSTEIN NOAH RESTAURANT GROUP, INC.,

a Delaware corporation

Date: May 3, 2011	By:	/s/Jeffrey S. O’Neill